As filed with the Securities and Exchange Commission on April 16, 2001.
                                                      Registration No. 333-04553



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                                   ----------
                            APPLIED BIOMETRICS, INC.
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                           41-1508112
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                                  -------------
                                  P.O. BOX 3170
                              BURNSVILLE, MN 55337
                                 (612) 338-4722
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   ----------
                               JAMES D. BONNEVILLE
                         ACTING CHIEF EXECUTIVE OFFICER
                                  P.O. BOX 3170
                              BURNSVILLE, MN 55337
                                 (612) 338-4722
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------



                                   Copies to:

                             Kimberly A. Lowe, Esq.
                        Oppenheimer Wolff & Donnelly LLP
                     3300 Plaza VII, 45 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 607-7000


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


                          DEREGISTRATION OF SECURITIES

         Applied Biometrics (the "Registrant") registered the resale of up to 946,000 shares (the "Offered Shares") of its common stock, par value $.01 per share (the "Common Stock"), on behalf of certain selling stockholders pursuant to its Registration Statement on Form S-3, File No. 333-04553 (including all amendments thereto, the "Registration Statement"), as originally filed with the Securities and Exchange Commission on May 24, 1996. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby amends the Registration Statement to deregister any remaining Offered Shares that were not sold under the Registration Statement at the time this Post-Effective Amendment No. 1 to the Registration Statement is filed with the SEC.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Post-Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on April 16, 2001.


                                        By:    /s/ James D. Bonneville
                                            ------------------------------------
                                               James D. Bonneville
                                               Acting Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 16, 2001 as indicated.

                SIGNATURE                              TITLE
                ---------                              -----

/s/ James D. Bonneville                Acting Chief Executive Officer (principal
-----------------------------------    executive officer and principal financial
 James D. Bonneville                   officer)

/s/ Andrew Weiss                       Chairman of the Board and Director
-----------------------------------
Andrew Weiss

/s/ Jeffrey Green                      Director
-----------------------------------
Jeffrey Green


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